Exhibit 10.48

AMENDMENT TO SEVERANCE AGREEMENT

This Amendment (“Amendment”) is entered into between Bruce C. Edwards (“Employee”) and Powerwave Technologies, Inc. (“Powerwave”) effective as of this 3rd day of May 2005.

Recitals:

A.	Employee and Powerwave are parties to a Severance Agreement entered into as of August 1, 2003 (“Agreement.”)

B.	Employee was the Chief Executive Officer of Powerwave at the time the Severance Agreement was executed. Employee is now the Executive Chairman of the Board of Directors of Powerwave.

C.	Employee and Powerwave desire to amend the Severance Agreement as set forth below.

NOW THEREFORE, in consideration of the above and the mutual covenants and conditions contained below, Employee and Powerwave agree as follows:

1.	Employee and Powerwave agree that all references in the Severance Agreement to the term Chief Executive Officer are deleted and replaced with Executive Chairman of the Board as Employee is presently the Executive Chairman of the Board and no longer the Chief Executive Officer.

2.	Except as provided herein, the terms and conditions of the Severance Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date indicated above.

“Executive Chairman of the Board”		“Company”

By:	/s/ Bruce C. Edwards	Powerwave Technologies, Inc.
Bruce C. Edwards

		By:	/s/ Andrew J. Sukawaty
Andrew J. Sukawaty, Chairman, Compensation
Committee